Exhibit 10.1

AMENDMENT NUMBER ONE TO SIDE LETTER AGREEMENT

THIS AMENDMENT NUMBER ONE TO SIDE LETTER AGREEMENT (this “Amendment”) is entered into as of July 19, 2024, by and among Tilt Holdings Inc., a corporation formed under the laws of British Columbia (“TILT”), Jimmy Jang, L.P., a Delaware limited partnership (“JJLP”), Baker Technologies, Inc., a Delaware corporation (“Baker”), Commonwealth Alternative Care, Inc., a Massachusetts corporation (“CAC”), JJ Blocker Co., a Delaware corporation (“JJB”), SFNY Holdings, Inc., a Delaware corporation (“SFNY”), Sea Hunter Therapeutics, LLC, a Delaware limited liability company (“SHT”), Standard Farms Ohio LLC, an Ohio limited liability company (“SF Ohio”), Standard Farms LLC, a Pennsylvania limited liability company (“SF Penn”), SH Finance Company, LLC, a Delaware limited liability company (“SF Finance”, together with TILT, JJLP, Baker, CAC, JJB, SFNY, SHT, SF Ohio and SF Penn, each a “Guarantor”, and collectively the, “Guarantors”), Jupiter Research LLC, an Arizona limited liability company (“Jupiter”, together with the Guarantors, each individually, a “Debtor”, and collectively, the “Debtors”), and Shenzhen Smoore Technology Limited, and certain of its affiliates (collectively, “Smoore”), and is based on the following facts:

RECITALS

Guarantors and Smoore have previously entered into that certain Side Letter Agreement, dated January 28, 2024, by and among Guarantors and Smoore (as amended, restated, supplemented or otherwise modified from time to time, the “Side Letter”), and (ii) various other agreements and documents in connection with the Side Letter (collectively, the “Debt and Security Documents”).

Pursuant to the terms of the Debt and Security Documents, Smoore extended financial accommodations to or on behalf of Guarantors secured by substantially all of the assets of Guarantors.

Guarantors have requested that Smoore amend the Side Letter in accordance with the terms of this Amendment.

AGREEMENT

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtors and Smoore, intending to be legally bound, agree as follows:

Recitals.  Each of the Recitals and facts set forth above are true and correct and are incorporated herein by this reference and made a part hereof.

Definitions.  Terms which are defined in the Side Letter shall have the same definition when used in this Amendment unless specifically defined herein.

Amendments to Side Letter.  The Side Letter is hereby amended as follows:

Addition of Defined Term “Old Debt”.  Section 1 of the Side Letter is hereby amended and restated, in its entirety, to read as follows:

1.Defined Terms.

(a)Capitalized Terms used, but not defined in this letter have the meanings given or referenced in the Guaranty, or the Debt and Security Agreement, as applicable.

(b)For purposes of this letter, the following terms shall have the following meanings:

“Invoices” means, collectively, any and all invoices outstanding or delivered by Seller to Jupiter or any Guarantor for products on behalf of Jupiter (each, an “Invoice”).

“Old Debt” means $11,601,718.75, the aggregate dollar amount of the Old Debt Invoices.

“Old Debt Invoices” means, collectively, the invoices listed on Exhibit A-1 attached hereto (each individually an “Old Debt Invoice”).

“Credit Period” means the payment period plus the overdue days.

Change in Payment of Invoices.  Section 2 of the Side Letter is hereby amended and restated, in its entirety, to read as follows:

2.Payment of Invoices. Jupiter Research LLC (“Jupiter”) and TILT shall, at all times, cause to be paid in full all Invoices (except for the Old Debt Invoices):

(a)the credit period more than 150 days（without affecting clause 7(c) of this agreement） from the date of each such Invoice by December 31, 2024;

(b)the credit period more than 120 days from the date of each such Invoice by March 31, 2025;

(c)the credit period more than 90 days from the date of each such Invoice by June 30, 2025 and continuing thereafter; and

(d)no more than 90 days from the date of each such Invoice at all times by and after July 1, 2025.

The failure at any time by Jupiter or any Guarantor to satisfy the conditions set forth in this Section 2 shall immediately constitute an Event of Default under the Debt and Security Agreement.

Addition of Termination of Guaranty.  A new Section 7 is hereby added to the Side Letter, in numerical order, to read as follows:

3.Guaranty Termination. In addition to any other rights held by a Party, the Parties hereby agree that the Guaranty will automatically terminate and be of no further force or effect upon the satisfaction of both of the following conditions: (a) the Credit Line is no greater than $15,000,000 as of September 30, 2025, and (b) after September 30, 2025 and for no less than 3 consecutive months, the amount of unpaid Invoices does not exceed, at any time, 70% of the amount of insurance coverage provided by China Export & Credit Insurance Corporation (“Sinosure”) with respect to the Invoices.（c）all debts/invoice are in a status that can be reported or claimed to China Export & Credit Insurance Corporation (“Sinosure”), that is, the credit period (The payment period plus the overdue days  ) for all debts/invoice shall not exceed 150 days.

Addition of Appendix 1 Defined Terms.  Section 1 of Appendix 1 of the Side Letter is hereby amended by adding the following defined terms, in alphabetical order, to read as follows

“New Debt Excess Credit Line Amount”: The term “New Debt Excess Credit Line Amount” shall mean the aggregate dollar amount of all Invoices (excluding the Old Debt Invoices) owing from any Guarantor or Jupiter to Seller which have not been paid within 90 days of such Invoice’s date.

“Old Debt Excess Credit Line Amount”: The term “Old Debt Excess Credit Line Amount” shall mean the aggregate dollar amount of all Old Debt Invoices owing from any Guarantor or Jupiter to Seller which have not been paid within 90 days of such Invoice’s date.

Changes to Interest Calculation.  Section 2 of Appendix 1 of the Side Letter is hereby amended and restated, in its entirety, to read as follows:

a.The obligations of Jupiter and Guarantors owing to Seller shall accrue interest as follows:

i.8% per annum, with respect to the New Debt Excess Credit Line Amount;

ii.5% per annum, with respect to the Old Debt Excess Credit Line Amount; and

iii.10% per annum, with respect to:

1.for the period commencing July 1, 2024, and ending September 29, 2024, the amount resulting from (x) the aggregate amount of all Invoices owing from any Guarantor or Jupiter to Seller, minus (y) $29,000,000 (provided that such amount shall not be less than $0.00);

2.for the period commencing September 30, 2024, and ending December 30, 2024, the amount resulting from (x) the aggregate amount of all Invoices owing from any Guarantor or Jupiter to Seller, minus (y) $27,000,000 (provided that such amount shall not be less than $0.00);

3.for the period commencing December 31, 2024, and ending June 29, 2025, the amount resulting from (x) the aggregate amount of all Invoices owing from any Guarantor or Jupiter to Seller, minus (y) $25,000,000 (provided that such amount shall not be less than $0.00); and

4. for the period commencing June 30, 2025, the amount resulting from (x) the aggregate amount of all Invoices owing from any Guarantor or Jupiter to Seller, minus (y) $15,000,000 (provided that such amount shall not be less than $0.00).

b.All computations of interest shall be calculated on the basis of a year of 360 days for the actual days elapsed.

c.Under no circumstances shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Seller has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce the amounts then owing from Jupiter and the Guarantors to Seller, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no amounts then owing from Jupiter and the Guarantors to Seller, Seller shall refund to Jupiter and the Guarantors such excess.

d.Interest shall accrue on the amounts set forth in Section 2(a) of this Appendix 1 each day that any such amounts are outstanding and owing to Seller.

e.All accrued but unpaid interest arising pursuant to this side letter agreement shall be due and payable, in arrears, on or before the last day of the month following the month in which such interest accrued, or such later date as Seller may determine in its sole discretion.

Changes to Credit Line.  Section 4 of Appendix 1 of the Side Letter is hereby amended and restated, in its entirety, to read as follows:

4.Line Reduction Commitment. Guarantors and Jupiter shall, at all times during each time period set forth below, cause the Credit Line to be no greater than:

a.$31,000,000 for the period commencing May 22, 2024, and ending September 29, 2024;

b.$29,000,000 for the period commencing September 30, 2024, and ending December 30, 2024;

c.$27,000,000 for the period commencing December 31, 2024, and ending March 29, 2025;

d.$25,000,000 for the period commencing March 30, 2025, and

ending June 29, 2025; and

e.$15,000,000 for the period commencing June 30, 2025.

The failure at any time by Jupiter or any Guarantor to satisfy the conditions set forth in this Section 4 shall immediately constitute an Event of Default under the Debt and Security Agreement.

Temporary amount of ＄2 million :

a.	Temporary amount: The amount of ＄2 million is temporarily granted by Smoore and is independent of the historical debts. The granting period is only July, August, and September of 2024.
b.	Use of the amount: this amount will be granted at the beginning of each month, and Smoore shall be paid in full by Jupiter at the end of the month.
c.	Interest calculation: From the date of shipment of the product by Smoore to the date of payment by Jupiter, interest should be charged at an annual rate of 10%.

Conditions Precedent:

Smoore shall have received a fully executed copy of this Amendment;

Condition Subsequent.

Debtors shall perform and satisfy the following condition subsequent. The failure by Debtors to so perform and satisfy or cause to be performed or satisfied such conditions subsequent as and when required by the terms hereof unless such date is extended, in writing, by Smoore in its sole discretion, shall constitute an immediate Event of Default under the Debt and Security Documents , and the Parties hereby agree that if the Debtors fail to perform and satisfy the condition subsequent as and when required by the terms hereof, the Amendment shall be deemed to have not occurred and the Debtors still shall cause the Credit Line to be no greater than $15,000,000, as of June 30, 2025).On or before August 31, 2024, Jupiter shall have caused the five commission customers identified in the Cooperation Agreement to have placed orders in writing to Smoore directly.

Acknowledgments; Reaffirmation of Smoore’s Liens and Security Interests.  Debtors acknowledge Smoore has, a valid, enforceable and perfected lien on and security interest in all of the Collateral.  The Collateral secures all of the presently existing and hereafter arising obligations of Debtors owing to Smoore.

Representations and Warranties.  Debtors hereby affirm to Smoore that all of Debtors’ representations and warranties set forth in the Side Letter and Debt and Security Documents are true, complete and accurate in all respects as of the date hereof.

Limited Effect.  Except for the specific amendment contained in this Amendment, the Side Letter and Debt and Security Documents shall remain unchanged and in full force and effect.

Counterparts.  This Amendment may be executed in counterparts, all of which taken together shall constitute a single document.

Headings.  The headings in this Amendment are inserted for convenience and are not a part of this Amendment.

Further Assurances.  Upon request of a party hereto, each party will take all reasonable actions, including execution of additional documents and agreements, necessary or appropriate to carry out the terms, conditions and intent of this Amendment.

Neutral Construction.  This Amendment is the product of negotiation among the parties hereto and represents the jointly conceived, bargained-for and agreed upon language mutually determined by the parties to express their intentions in entering into this Amendment.  Any ambiguity or uncertainty in this Amendment shall be deemed to be caused by, or attributable to, all parties hereto collectively.  In any action or proceeding to enforce or interpret this Amendment, this Amendment shall be construed in a neutral manner, and no term or condition of this Amendment, or the Debt and Security Documents as a whole, shall be construed more or less favorably to any one party, or group of parties, to this Amendment.  In the event any provision contained in this Amendment is determined to be unenforceable by a court competent jurisdiction, then that provision shall be deemed omitted from this Amendment and the remaining provisions of this Amendment shall continue to be in full force and effect.

[Signatures on Next Page]

This Amendment is entered into as of the date first set forth above.

Debtors

TILT HOLDINGS INC., a corporation formed under the
laws of British Columbia

By:	/s/ Tim Conder
Name:	Tim Conder
Title:	Chief Executive Officer

JIMMY JANG, L.P., a Delaware limited partnership

By:	Jimmy Jang Holdings Inc., its general partner

By:	/s/ Tim Conder
Name:	Tim Conder
Title:	Chief Executive Officer

BAKER TECHNOLOGIES, INC., a Delaware
corporation

By:	/s/ Tim Conder
Name:	Tim Conder
Title:	President

COMMONWEALTH ALTERNATIVE CARE, INC., a
Massachusetts corporation

By:	/s/ Tim Conder
Name:	Tim Conder
Title:	President

JJ BLOCKER CO., a Delaware corporation

By:	/s/ Tim Conder
Name:	Tim Conder
Title:	President

SFNY HOLDINGS, INC., a Delaware corporation

By:	/s/ Tim Conder
Name:	Tim Conder
Title:	President

SEA HUNTER THERAPEUTICS, LLC, a Delaware
limited liability company

By:	/s/ Tim Conder
Name:	Tim Conder
Title:	President

STANDARD FARMS OHIO LLC, an Ohio limited
liability company

By:	/s/ Tim Conder
Name:	Tim Conder
Title:	President

STANDARD FARMS LLC, a Pennsylvania limited
liability company

By:	/s/ Tim Conder
Name:	Tim Conder
Title:	President

SH FINANCE COMPANY, LLC, a Delaware limited
liability company

By:	/s/ Tim Conder
Name:	Tim Conder
Title:	President

JUPITER RESEARCH LLC, an Arizona limited
liability company

By:	/s/ Tim Conder
Name:	Tim Conder
Title:	Chief Executive Officer

Smoore

SHENZHEN SMOORE TECHNOLOGY LIMITED, a company organized and existing under the laws of Peoples’ Republic of China

By:	/s/ Jianliang Wang
Name:	Jianliang Wang
Title:	Head of HC Business